Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Strong Q2 Results; Raises FY26 Guidance
______________________________________________________________________________________
▪Q2 sales increased 8% and organic sales increased 6%*
▪Q2 GAAP EPS of $0.99; Q2 Adjusted EPS* of $1.19
▪Q2 Orders +30% organically year-over-year
▪Backlog of $20.0 billion increased 26% organically year-over-year
* This earnings release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — May 6, 2026 — Johnson Controls International plc (NYSE: JCI), a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, is proud to announce fiscal second quarter 2026 GAAP earnings per share (“EPS”) of $0.99. Adjusted EPS was $1.19.

Q2 sales increased 8% to $6.1 billion and organic sales increased 6%.

For the quarter, GAAP net income from continuing operations attributable to JCI was $609 million and adjusted net income was $730 million.

“We delivered another quarter of strong execution, converting sustained demand into consistent growth, margin expansion, and 45% adjusted EPS growth,” said Joakim Weidemanis, Chief Executive Officer of Johnson Controls. “Orders grew 30% and backlog reached a record $20 billion, reflecting strength in data centers and other high‑growth, technology‑driven operating environments where we differentiate. While we remain early in our Business System journey, we are encouraged by the momentum we are seeing across the organization. With a strong first‑half performance, we are raising our full‑year guidance and remain focused on delivering long‑term value for our customers and shareholders.”

FISCAL Q2 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the second quarter of fiscal 2025. Orders and backlog metrics included in the release relate to the Company's Solutions and Services businesses. Orders prior to Q1 2026 exclude certain equipment-only sales for longer cycle projects. Backlog has been restated to include this new category.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Americas

	Fiscal Q2
(in millions)	2026	2025	Change
Sales	$4,121	$3,837	7%

Segment EBIT	705	616	14%
Segment EBIT Margin %	17.1%	16.1%	100	bp

Segment EBITA (non-GAAP)	782	707	11%
Adjusted Segment EBITA (non-GAAP)	802	709	13%
Adjusted Segment EBITA Margin % (non-GAAP)	19.5%	18.5%	100	bp

Sales in the quarter of $4.1 billion increased 7% over the prior year. Organic sales also increased 7% led by continued strength across Applied HVAC and double-digit growth in Services.
Excluding M&A and adjusted for foreign currency, orders increased 40% year-over-year and backlog of $14.9 billion increased 32% year-over-year. The increase in backlog and orders was supported by demand for our differentiated solutions for large-scale data center projects.
Segment EBIT margin and adjusted Segment EBITA margin increased 100 bp compared to the prior year. The increases were primarily driven by favorable pricing, productivity improvements and increased volumes. Adjusted Segment EBITA in both Q2 2026 and Q2 2025 excludes transformation costs.

EMEA (Europe, Middle East, Africa)

	Fiscal Q2
(in millions)	2026	2025	Change
Sales	$1,282	$1,201	7%

Segment EBIT	179	117	53%
Segment EBIT Margin %	14.0%	9.7%	430	bp

Segment EBITA (non-GAAP)	186	135	38%
Adjusted Segment EBITA (non-GAAP)	191	135	41%
Adjusted Segment EBITA Margin % (non-GAAP)	14.9%	11.2%	370	bp

Sales in the quarter of $1.3 billion increased 7% over the prior year. Organic sales increased 1% versus the prior year as Products and Systems growth offset disruptions caused by the Middle East conflicts and lower non-recurring Services volumes.
Excluding M&A and adjusted for foreign currency, orders increased 11% year-over-year and backlog of $3.2 billion increased 13% year-over-year.
Segment EBIT margin increased 430 bp and adjusted Segment EBITA margin increased 370 bp compared to the prior year. The increases were primarily driven by productivity improvements and improved leverage on higher revenue. Adjusted Segment EBITA in Q2 2026 excludes transformation costs.

APAC (Asia Pacific)

	Fiscal Q2
(in millions)	2026	2025	Change
Sales	$739	$638	16%

Segment EBIT	143	101	42%
Segment EBIT Margin %	19.4%	15.8%	360	bp

Segment EBITA (non-GAAP)	146	104	40%
Adjusted Segment EBITA (non-GAAP)	146	104	40%
Adjusted Segment EBITA Margin % (non-GAAP)	19.8%	16.3%	350	bp

Sales in the quarter of $739 million increased 16% versus the prior year. Organic sales increased 13% versus the prior year quarter, led by over 20% growth in Applied HVAC.
Excluding M&A and adjusted for foreign currency, orders increased 4% and backlog of $1.9 billion increased 14% year-over-year.
Segment EBIT margin increased 360 bp and adjusted Segment EBITA margin increased 350 bp compared to the prior year, primarily driven by increased volumes and productivity improvements.

Corporate

	Fiscal Q2
(in millions)	2026	2025	Change
Corporate Expense
GAAP	$152	$186	(18%)
Adjusted (non-GAAP)	102	135	(24%)
Adjusted Corporate expense in both Q2 2026 and Q2 2025 excludes certain transaction/separation costs and transformation costs.The decrease year-over-year is primarily due to ongoing cost reduction actions to address stranded costs from prior divestitures.
OTHER Q2 ITEMS
▪Cash provided by operating activities was $672 million. Free cash flow was $604 million and adjusted free cash flow was $526 million.
▪The Company paid dividends of $244 million.

GUIDANCE
The following forward-looking statements are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2026 third quarter and full year GAAP financial results.
The Company initiated fiscal 2026 third quarter continuing operations guidance:
▪Organic sales growth of ~6%
▪Operating leverage of ~50%
▪Adjusted EPS of ~$1.28

The Company's fiscal 2026 full year continuing operations guidance is as follows:
▪Organic sales growth of ~6% (previously up mid-single digits)
▪Operating leverage of ~50% (unchanged)
▪Adjusted EPS of ~$4.85 (previously ~$4.70)
▪Adjusted free cash flow conversion of ~100% (unchanged)

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed via webcast at https://johnson-controls-q2-2026-earnings.open-exchange.net. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

Johnson Controls, a global leader in thermal management, mission-critical building systems, energy efficiency, and decarbonization, helps customers use energy more productively, reduce carbon emissions, and operate with the precision and resilience required in rapidly expanding industries such as data centers, healthcare, pharmaceuticals, advanced manufacturing, and higher education.

For more than 140 years, Johnson Controls has delivered performance where it really matters. Backed by advanced technology, lifecycle services and an industry-leading field organization, we elevate customer performance, turn goals into real-world results and help move society forward.

Visit johnsoncontrols.com for more information and follow @Johnsoncontrols on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACT:	MEDIA CONTACT:

Michael Gates	Danielle Canzanella
Direct: +1 414.524.5785	Direct: +1 203.499.8297
Email: michael.j.gates@jci.com	Email: danielle.canzanella@jci.com

###

JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Johnson Controls International plc (the "Company") has made statements in this document that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the Company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions; the ability to execute on the Company’s operating model and drive organizational improvement; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for customers; the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East; the ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; fluctuations in currency exchange rates; the ability to hire and retain senior management and other key personnel; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled "Risk Factors" in Johnson Controls' Annual Report on Form 10-K for the year ended September 30, 2025 filed with the United States Securities and Exchange Commission ("SEC") on November 14, 2025, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net sales
Products and systems	$4,199	$3,865	$8,091	$7,550
Services	1,943	1,811	3,848	3,552
	6,142	5,676	11,939	11,102
Cost of sales
Products and systems	2,788	2,523	5,436	4,979
Services	1,092	1,084	2,167	2,128
	3,880	3,607	7,603	7,107

Gross profit	2,262	2,069	4,336	3,995

Selling, general and administrative expenses	1,401	1,427	2,622	2,826
Restructuring and impairment costs	57	62	144	95
Net financing charges	67	80	126	166
Equity income	1	1	2	1

Income from continuing operations before income taxes	738	501	1,446	909

Income tax provision	126	26	278	73

Income from continuing operations	612	475	1,168	836

Income (loss) from discontinued operations, net of tax	4	51	(27)	141

Net income	616	526	1,141	977

Income attributable to noncontrolling interests
Continuing operations	3	2	4	—
Discontinued operations	—	46	—	80

Net income attributable to Johnson Controls	$613	$478	$1,137	$897

Income (loss) attributable to Johnson Controls
Continuing operations	$609	$473	$1,164	$836
Discontinued operations	4	5	(27)	61
Total	$613	$478	$1,137	$897

Basic earnings (loss) per share attributable to Johnson Controls
Continuing operations	$1.00	$0.72	$1.90	$1.27
Discontinued operations	0.01	0.01	(0.04)	0.09
Total	$1.01	$0.73	$1.86	$1.36

Diluted earnings (loss) per share attributable to Johnson Controls
Continuing operations	$0.99	$0.71	$1.90	$1.26
Discontinued operations	0.01	0.01	(0.04)	0.09
Total	$1.00	$0.72	$1.86	$1.35

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	March 31, 2026	September 30, 2025
Assets

Cash and cash equivalents	$698	$379
Accounts receivable - net	6,614	6,269
Inventories	1,933	1,820
Current assets held for sale	21	14
Other current assets	1,725	1,680
Current assets	10,991	10,162

Property, plant and equipment - net	2,096	2,193
Goodwill	16,547	16,633
Other intangible assets - net	3,484	3,613
Noncurrent assets held for sale	120	140
Other noncurrent assets	5,116	5,198
Total assets	$38,354	$37,939

Liabilities and Equity

Short-term debt	$882	$723
Current portion of long-term debt	28	566
Accounts payable	3,610	3,614
Accrued compensation and benefits	822	1,268
Deferred revenue	2,845	2,470
Current liabilities held for sale	21	12
Other current liabilities	2,397	2,288
Current liabilities	10,605	10,941

Long-term debt	8,613	8,591
Pension and postretirement benefit obligations	189	211
Noncurrent liabilities held for sale	24	9
Other noncurrent liabilities	5,380	5,233
Noncurrent liabilities	14,206	14,044

Shareholders’ equity attributable to Johnson Controls	13,518	12,927
Noncontrolling interests	25	27
Total equity	13,543	12,954
Total liabilities and equity	$38,354	$37,939

Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Operating Activities of Continuing Operations
Income from continuing operations:
Attributable to Johnson Controls	$609	$473	$1,164	$836
Attributable to noncontrolling interests	3	2	4	—
Total	612	475	1,168	836
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Depreciation and amortization	169	202	333	395
Pension and postretirement benefits	(16)	(21)	(28)	(37)
Deferred income taxes	(18)	(53)	3	(107)
Noncash restructuring and impairment charges	44	25	104	33
Equity-based compensation	32	31	66	59
Gain on business divestiture	(3)	6	(73)	6
Other - net	24	18	25	26
Changes in assets and liabilities:
Accounts receivable	(460)	(191)	(389)	93
Inventories	(28)	(12)	(140)	(27)
Other assets	9	(42)	97	(213)
Restructuring reserves	(23)	(5)	(26)	(3)
Accounts payable and accrued liabilities	238	180	63	(227)
Accrued income taxes	92	(63)	80	(35)
Cash provided by operating activities from continuing operations	672	550	1,283	799

Investing Activities of Continuing Operations
Capital expenditures	(68)	(94)	(148)	(210)
Divestiture of businesses, net of cash divested	2	(4)	209	1
Other - net	17	(14)	(20)	(8)
Cash provided (used) by investing activities from continuing operations	(49)	(112)	41	(217)

Financing Activities of Continuing Operations
Net proceeds from borrowings with maturities less than three months	251	346	65	358
Proceeds from debt	200	—	316	1,369
Repayments of debt	(538)	(502)	(639)	(1,096)
Stock repurchases and retirements	(215)	(330)	(215)	(660)
Payment of cash dividends	(244)	(245)	(489)	(490)
Employee equity-based compensation withholding taxes	(11)	(2)	(60)	(31)
Other - net	(9)	58	(8)	76
Cash used by financing activities from continuing operations	(566)	(675)	(1,030)	(474)

Discontinued Operations
Cash provided (used) by operating activities	(31)	49	(98)	47
Cash used by investing activities	—	(17)	—	(27)
Cash used by financing activities	—	(65)	—	(65)
Cash used by discontinued operations	(31)	(33)	(98)	(45)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	118	(169)	123	(15)
Change in cash, cash equivalents and restricted cash held for sale	(4)	(1)	(4)	3
Increase (decrease) in cash, cash equivalents and restricted cash	140	(440)	315	51
Cash, cash equivalents and restricted cash at beginning of period	573	1,258	398	767
Cash, cash equivalents and restricted cash at end of period	713	818	713	818
Less: Restricted cash	15	23	15	23
Cash and cash equivalents at end of period	$698	$795	$698	$795

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

In July 2025, the Company sold its Residential and Light Commercial ("R&LC") HVAC business, including the North America Ducted business and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owned 60% and Hitachi owned 40%. The R&LC HVAC business met the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to the following footnotes for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•The impact of the accounts receivables factoring program which was discontinued in March 2024.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

•Prepayment of royalty fees associated with certain IP licensed to divested businesses.

•Discrete tax payments are non-recurring tax settlements for certain non-US jurisdictions.

Adjusted financial measures

Adjusted financial measures are non-GAAP measures that are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•ERP asset - accelerated depreciation represents a change in ERP strategy within the EMEA segment, which led to certain assets being abandoned and the useful lives reduced.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Loss (gain) on divestiture relates to the sale of the ADT Mexico Security and ADTi businesses.

•EMEA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of and impacts from statutory rate changes.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Operating leverage

Operating leverage is defined as the ratio of the change in adjusted EBIT for the period, divided by the corresponding change in net revenues. Management believes operating leverage is a useful metric to reflect enterprise value creation, capturing the impact of scale and cost discipline across the organization.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

Net sales	Three Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$3,837	$1,201	$638	$5,676
Base year adjustments
Divestitures and other	—	(22)	—	(22)
Foreign currency	24	89	15	128
Adjusted base net sales	3,861	1,268	653	5,782
Organic growth	260	14	86	360
Net sales - 2026	$4,121	$1,282	$739	$6,142

Growth %:
Net sales	7%	7%	16%	8%
Organic growth	7%	1%	13%	6%

Net sales	Six Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Net sales - 2025	$7,464	$2,358	$1,280	$11,102
Base year adjustments
Divestitures and other	—	(37)	—	(37)
Foreign currency	30	154	16	200
Adjusted base net sales	7,494	2,475	1,296	11,265
Acquisitions	—	3	—	3
Organic growth	470	65	136	671
Net sales - 2026	$7,964	$2,543	$1,432	$11,939

Growth %:
Net sales	7%	8%	12%	8%
Organic growth	6%	3%	10%	6%

Products and systems revenue	Three Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$2,711	$721	$433	$3,865
Base year adjustments
Divestitures and other	—	1	—	1
Foreign currency	20	57	11	88
Adjusted products and systems revenue	2,731	779	444	3,954
Organic growth	144	20	81	245
Products and systems revenue - 2026	$2,875	$799	$525	$4,199

Growth %:
Products and systems revenue	6%	11%	21%	9%
Organic growth	5%	3%	18%	6%

Products and systems revenue	Six Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Products and systems revenue - 2025	$5,247	$1,421	$882	$7,550
Base year adjustments
Divestitures and other	—	1	—	1
Foreign currency	27	102	12	141
Adjusted products and systems revenue	5,274	1,524	894	7,692
Acquisitions	—	3	—	3
Organic growth	241	34	121	396
Products and systems revenue - 2026	$5,515	$1,561	$1,015	$8,091

Growth %:
Products and systems revenue	5%	10%	15%	7%
Organic growth	5%	2%	14%	5%

Service revenue	Three Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$1,126	$480	$205	$1,811
Base year adjustments
Divestitures and other	—	(23)	—	(23)
Foreign currency	4	32	4	40
Adjusted base service revenue	1,130	489	209	1,828
Organic growth	116	(6)	5	115
Service revenue - 2026	$1,246	$483	$214	$1,943

Growth %:
Service revenue	11%	1%	4%	7%
Organic growth	10%	(1)%	2%	6%

Service revenue	Six Months Ended March 31
(in millions)	Americas	EMEA	APAC	Total
Service revenue - 2025	$2,217	$937	$398	$3,552
Base year adjustments
Divestitures and other	—	(38)	—	(38)
Foreign currency	3	52	4	59
Adjusted base service revenue	2,220	951	402	3,573
Organic growth	229	31	15	275
Service revenue - 2026	$2,449	$982	$417	$3,848

Growth %:
Service revenue	10%	5%	5%	8%
Organic growth	10%	3%	4%	8%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025
Cash provided by operating activities from continuing operations	$672	$550	$1,283	$799
Income from continuing operations attributable to Johnson Controls	609	473	1,164	836
Operating cash flow conversion	110%	116%	110%	96%

Cash provided by operating activities from continuing operations	$672	$550	$1,283	$799
Capital expenditures	(68)	(94)	(148)	(210)
Free cash flow (non-GAAP)	$604	$456	$1,135	$589

Income from continuing operations attributable to Johnson Controls	$609	$473	$1,164	$836
Free cash flow conversion from net income (non-GAAP)	99%	96%	98%	70%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025
Free cash flow (non-GAAP)	$604	$456	$1,135	$589
Adjustments:
JC Capital cash used by operating activities	6	11	(25)	77
Water systems AFFF settlement cash payments and insurance recoveries	(84)	(11)	(158)	386
Prepaid IP royalties for divested businesses	—	—	(29)	—
Impact from discontinued factoring program	—	7	—	14
Discrete tax payments	—	—	31	—
Adjusted free cash flow (non-GAAP)	$526	$463	$954	$1,066

Adjusted net income attributable to JCI (non-GAAP)	$730	$545	$1,277	$971
JC Capital net (income) loss	(11)	9	(4)	4
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$719	$554	$1,273	$975
Adjusted free cash flow conversion (non-GAAP)	73%	84%	75%	109%

5. EBIT, Segment Profitability and Corporate Expense

The following table reconciles income from continuing operations before income taxes to EBIT and adjusted EBIT.

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions; unaudited)	2026	2025	2026	2025

Income from continuing operations:
Attributable to Johnson Controls	$609	$473	$1,164	$836
Attributable to noncontrolling interests	3	2	4	—
Income from continuing operations	612	475	1,168	836
Less: Income tax provision (1)	126	26	278	73
Income before income taxes	738	501	1,446	909
Net financing charges	67	80	126	166
EBIT	$805	$581	$1,572	$1,075
EBIT margin	13.1%	10.2%	13.2%	9.7%

Adjusting items:
Net mark-to-market adjustments	(14)	(13)	(12)	(14)
Restructuring and impairment costs	(57)	(62)	(144)	(95)
Water systems AFFF insurance recoveries	1	8	131	12
Transaction/separation costs	(13)	(7)	(25)	(18)
Transformation costs	(62)	(46)	(117)	(79)
Gain on divestiture	—	—	70	—
Adjusted EBIT (non-GAAP)	$950	$701	$1,669	$1,269
Adjusted EBIT margin (non-GAAP)	15.5%	12.4%	14.0%	11.4%

(1) Adjusted income tax provision excludes the related tax impacts of pre-tax adjusting items.

The following tables reconcile Segment EBIT to Segment EBITA (non-GAAP) as reported and reconcile Segment EBIT and Segment EBITA (non-GAAP) as reported to adjusted Segment EBIT and Segment EBITA (non-GAAP) and adjusted Segment EBIT and Segment EBITA (non-GAAP) margin (unaudited):

	Three Months Ended March 31,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$4,121	$3,837	$1,282	$1,201	$739	$638

Segment EBIT	705	616	179	117	143	101
Amortization	77	91	7	18	3	3
Segment EBITA (non-GAAP)	782	707	186	135	146	104

Adjusting items:
Transformation costs	20	2	5	—	—	—

Adjusted Segment EBIT (non-GAAP)	725	618	184	117	143	101
Adjusted Segment EBITA (non-GAAP)	802	709	191	135	146	104

Segment EBIT margin %	17.1%	16.1%	14.0%	9.7%	19.4%	15.8%
Adjusted Segment EBIT margin % (non-GAAP)	17.6%	16.1%	14.4%	9.7%	19.4%	15.8%

Segment EBITA margin % (non-GAAP)	19.0%	18.4%	14.5%	11.2%	19.8%	16.3%
Adjusted Segment EBITA margin % (non-GAAP)	19.5%	18.5%	14.9%	11.2%	19.8%	16.3%

	Six Months Ended March 31,
(in millions)	Americas		EMEA		APAC
	2026	2025	2026	2025	2026	2025

Sales	$7,964	$7,464	$2,543	$2,358	$1,432	$1,280

Segment EBIT	1,249	1,110	330	233	256	186
Amortization	153	186	14	38	7	8
Segment EBITA (non-GAAP)	1,402	1,296	344	271	263	194

Adjusting items:
Transformation costs	32	2	11	—	—	—

Adjusted Segment EBIT (non-GAAP)	1,281	1,112	341	233	256	186
Adjusted Segment EBITA (non-GAAP)	1,434	1,298	355	271	263	194

Segment EBIT margin %	15.7%	14.9%	13.0%	9.9%	17.9%	14.5%
Adjusted Segment EBIT margin % (non-GAAP)	16.1%	14.9%	13.4%	9.9%	17.9%	14.5%

Segment EBITA margin % (non-GAAP)	17.6%	17.4%	13.5%	11.5%	18.4%	15.2%
Adjusted Segment EBITA margin % (non-GAAP)	18.0%	17.4%	14.0%	11.5%	18.4%	15.2%

The following table reconciles adjusted Segment EBITA (non-GAAP) to adjusted Segment EBITA margin (non-GAAP) (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025

Adjusted Segment EBITA (non-GAAP)
Americas	$802	$709	$1,434	$1,298
EMEA	191	135	355	271
APAC	146	104	263	194

Sales	6,142	5,676	11,939	11,102
Adjusted Segment EBITA margin (non-GAAP)	18.5%	16.7%	17.2%	15.9%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2026	2025	2026	2025

Corporate expense (GAAP)	$152	$186	$308	$357

Adjusting items:
Transaction/separation costs	(13)	(7)	(25)	(18)
Transformation costs	(37)	(44)	(74)	(77)
Adjusted Corporate expense (non-GAAP)	$102	$135	$209	$262

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended March 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$609	$473	$0.99	$0.71

Adjusting items:
Net mark-to-market adjustments	14	13	0.02	0.02
Restructuring and impairment costs	57	62	0.09	0.09
Water systems AFFF insurance recoveries	(1)	(8)	—	(0.01)
Transaction/separation costs	13	7	0.02	0.01
Transformation costs	62	46	0.10	0.07
Discrete tax items	—	(36)	—	(0.05)
Related tax impact	(24)	(12)	(0.04)	(0.02)
Adjusted (non-GAAP)*	$730	$545	$1.19	$0.82
* May not sum due to rounding

	Six Months Ended March 31,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2026	2025	2026	2025

As reported (GAAP)	$1,164	$836	$1.90	$1.26

Adjusting items:
Net mark-to-market adjustments	12	14	0.02	0.02
Restructuring and impairment costs	144	95	0.23	0.14
Water systems AFFF insurance recoveries	(131)	(12)	(0.21)	(0.02)
Transaction/separation costs	25	18	0.04	0.03
Transformation costs	117	79	0.19	0.12
Gain on divestiture	(70)	—	(0.11)	—
Discrete tax items	11	(36)	0.02	(0.05)
Related tax impact	5	(23)	0.01	(0.03)
Adjusted (non-GAAP)*	$1,277	$971	$2.08	$1.46
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025

Weighted average shares outstanding
Basic weighted average shares outstanding	612	659	612	661
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2	2	2	2
Diluted weighted average shares outstanding	614	661	614	663

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	March 31, 2026		December 31, 2025		March 31, 2025
Short-term debt	$882		$436		$1,261
Current portion of long-term debt	28		568		558
Long-term debt	8,613		8,701		8,167
Total debt	9,523		9,705		9,986
Less: cash and cash equivalents	698		552		795
Net debt	$8,825		$9,153		$9,191

Last twelve months income before income taxes	$2,506		$2,269		$2,582

Net debt to income before income taxes	3.5	x	4.0	x	3.6	x

Last twelve months adjusted EBITDA (non-GAAP)	$4,325		$4,109		$3,779

Net debt to adjusted EBITDA (non-GAAP)	2.0x		2.2x		2.4x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Income from continuing operations	$2,056	$1,919	$2,225
Income tax provision	450	350	357
Income before income taxes	2,506	2,269	2,582
Net financing charges	279	292	332
EBIT	2,785	2,561	2,914
Adjusting items:
Net mark-to-market adjustments	4	3	4
Restructuring and impairment costs	595	600	330
Water systems AFFF insurance recoveries	(158)	(165)	(379)
Earn-out adjustments	—	—	(61)
Transaction/separation costs	46	40	45
Transformation costs	218	202	79
ERP asset - accelerated depreciation	102	102	—
Loss (gain) on divestiture	(70)	(70)	42
EMEA joint venture loss	—	—	17
Adjusted EBIT (non-GAAP)	3,522	3,273	2,991
Depreciation and amortization	803	836	788
Adjusted EBITDA (non-GAAP)	$4,325	$4,109	$3,779

8. Income Taxes

After adjusting for certain non-recurring items, the Company's effective tax rate for continuing operations was approximately 17% for the three and six months ending March 31, 2026 and approximately 12% for the three and six months ending March 31, 2025.